Exhibit 16.1

June 26, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street, NE

Washington, DC 20549

Re:          Sirona Dental Systems, Inc., formerly known as Schick Technologies, Inc.

       File No. 000-22673

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated June 22, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP